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                                                                   EXHIBIT 10.18

                              SETTLEMENT AGREEMENT


                  SETTLEMENT AGREEMENT, dated the 19th day of September, 2004 ("Agreement"), by and between MedStrong International Corporation, a Delaware corporation, with offices at 350 Bedford Street, Suite 203, Stamford, Connecticut 06901("MedStrong"), and Jerry R. Farrar/Cargril Acceptance Corporation, of 734 Silver Spur Road, Suite 105, Rolling Hills Estates, CA 90274 ("Farrar/Cargril"), MedStrong and Farrar/Cargril are sometimes referred to herein as the "Parties", or individually as a "Party".

         WHEREAS, MedStrong and Farrar are parties to an Employment Agreement, dated December 15, 2000 (the "Employment Agreement"); and

         WHEREAS, MedStrong has licensed MedStrong's Patient Data Quickly ("PDQ") software rights on an exclusive basis to Farrar and Cargril, pursuant to a License Agreement, made as of April 1, 2004 (the "License Agreement"); and

         WHEREAS, MedStrong and Farrar have agreed that Farrar desires to resign his employment ("Employment") as President, Chief Executive Officer and Acting Chief Financial Officer of MedStrong; and


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         WHEREAS, the parties wish to provide for settlement of the obligations of each respective Party to the other Party pursuant to the terms of this Agreement; and

         WHEREAS, each of the Parties could attempt to assert claims against the other party; and

         WHEREAS, the Parties desire to resolve all potential disputes with this Settlement Agreement.

NOW, THEREFORE, in consideration of the agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is agreed by and between the parties as follows:

         1. Settlement of Obligation. The Parties shall make full settlement of Farrar's Employment as follows:

              A. Effective Date. The official date of termination of Farrar's employment shall be the date the Board fully accepts the Settlement Agreement.

              B. Termination of Employment Agreement. The Employment Agreement shall be terminated on the date the Board fully accepts the Settlement Agreement, and MedStrong shall have no further obligations, past, present or future, to Farrar thereunder (including without limitation, bonuses, stock options, medical or life insurance, and expenses).

              C. Resignation as Officer and Director. Farrar hereby resigns, effective the date first set forth above, as a member of the Board of Directors of MedStrong and from all offices held by Farrar as an officer of MedStrong.

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              D.    Amendment of License Agreement. The parties shall execute
                    the amendment to the License Agreement in the form attached hereto as Exhibit A.

              E. MedStrong reaffirms that this agreement excludes the Resolution of MedStrong wherein it was unanimously agreed on September 29, 2003 by the Board of Directors that MedStrong indemnified Farrar against certain creditors of MedStrong where he guaranteed payment, i.e. Metro Properties and Capital One corporate credit card. The general release by Farrar herein does not extend to these matters.

         2.   Settlement Subject to MedStrong Board of Directors Approval.

         This Agreement shall be subject to the approval of MedStrong's Board of Directors.

         3.   Representations and Warranties of Farrar.

              A. Farrar has delivered all necessary financial information or records to MedStrong's independent accountants and has delivered all other corporate records in his possession or under his control to MedStrong.

              B. Farrar understands that Michael Paige and Jackson & Campbell, P.C. are acting as counsel for MedStrong with respect to the drafting and negotiation of this Agreement and confirms that he is represented by independent counsel with respect to this Agreement.

         4. Release by Farrar. In consideration for settlement of the termination of Farrar's Employment as provided hereinabove and the agreements of MedStrong made as provided herein, Farrar, as releasor, remises, releases and forever discharges MedStrong, its respective subsidiaries, officers, directors, agents, representatives, counsel, successors and assigns, jointly and severally, from any and all debts, demands, actions, causes of action, suits, damages, claims and liabilities based on matters relating to Farrar's Employment or any other matter of whatever kind or nature, known or unknown, suspected or unsuspected, accrued or unaccrued, whether in law, equity or otherwise, and whether under contract, warranty, tort or otherwise, which Farrar ever had, now has or may have, claim or assert from the beginning of the world to the date of this Settlement Agreement, excepting 1. Settlement of Obligation, item E and the obligations of MedStrong under this Settlement Agreement.


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         5.   Release by MedStrong. In consideration of the agreements of Farrar made as provided herein, MedStrong, as releasor, remises, releases and forever discharges Farrar, his respective, agents, representatives, heirs, successors and assigns, jointly and severally, from any and all debts, demands, actions, causes of action, suits, damages, claims and liabilities based on matters relating to Farrar's Employment or any other matter of whatever kind or nature, known or unknown, suspected or unsuspected, accrued or unaccrued, whether in law, equity or otherwise, and whether under contract, warranty, tort or otherwise, which MedStrong ever had, now has or may have, claim or assert from the beginning of the world to the date of this Settlement Agreement, excepting for the obligations of Farrar under this Settlement Agreement.


         6. Confidential Treatment. Except as required by law or applicable regulation, this Settlement Agreement, and the terms hereof, shall be maintained in confidence by the parties and shall not be disclosed to any third party. Neither MedStrong nor Farrar shall discuss this Settlement Agreement or any of the transactions leading up to this Settlement Agreement with any other person, other than their respective counsel.

         7. No Disparagement. Following the execution of this Agreement, Farrar shall not disparage MedStrong, or any of its individual officers, directors, consultants, counsel or independent accountants. MedStrong shall not disparage Farrar and shall disclose to third parties, when asked, that Farrar resigned on terms acceptable to both Farrar and MedStrong.

         8. Agreement Represents Compromise. This Settlement Agreement represents a compromise of disputed claims and is not to be deemed or construed to be an admission of liability or of the truth of any fact on the part of any party. By this Settlement Agreement, the parties intend merely to avoid the potential for protracted dispute.

         9. Governing Law and Venue. This Settlement Agreement shall be construed under the laws of the State of Connecticut pertaining to contracts made and to be performed in Connecticut, without giving effect to its choice of law provisions. The Parties hereto hereby consent to venue in any state or federal court within the State of Connecticut having jurisdiction over the City of Stamford for all purposes in connection with this Agreement.

         10. Entire Agreement. This Settlement Agreement embodies the entire agreement of the parties on the subject matter hereof and supersedes and replaces all prior agreements between the parties regarding these matters. It may not be changed or modified orally, but only by a writing signed by each of the parties to be bound by such changes or modification.

         11. Counterparts. This Settlement Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.


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         12.  Attorney's Fees. In any litigation arising out of this Agreement, the prevailing party shall be entitled to reimbursement of reasonable attorney's and costs associated with such litigation through all levels of appeals.

         IN WITNESS WHEREOF, the parties have set their hands and seals to this Settlement Agreement which is effective as of the day and year first above written.

                                MEDSTRONG INTERNATIONAL CORPORATION


                                By:   /s/ Joel San Antonio
                                    --------------------------
                                     (Signature)

                                Name:  Joel San Antonio
                                Title: Chairman of the Board


                                JERRY R. FARAR
                                CARGRIL ACCEPTANCE CORPORATION


                                By:   /s/ Jerry R. Farrar
                                    ---------------------------
                                     (Signature)

                                Name:  Jerry R. Farrar
                                Title: President



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                                    EXHIBIT A

                      AMENDMENT NO. 1 TO LICENSE AGREEMENT

THIS AMENDMENT NO. 1 (this "Amendment") TO LICENSE AGREEMENT dated April 1, 2004 (the "License Agreement") is entered into as of September 1, 2004 (the "Effective Date") by and between MedStrong International Corporation, having an address at 350 Bedford Street, Suite 203, Stamford, CT 06901 ("MedStrong") and Jerry R. Farrar, having an address at 734 Silver Spur Road, Suite 105, Rolling Hills Estates, CA 90274 ("Farrar/Cargril"). Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the License Agreement.

                                    RECITALS
WHEREAS, the MedStrong and Farrar entered into the License Agreement for the exclusive license of the Software Rights;

WHEREAS, the License Agreement requires a Minimum Royalty Payment, in addition to continuing royalties.

WHEREAS, MedStrong and Farrar desire to amend the License Agreement to extend these dates for the payments under the License Agreement;

NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual promises herein contained, the parties hereby agree as follows:

                         AMENDMENT TO LICENSE AGREEMENT

1.1 Amendment of Section 3.2(a). Section 3.2(a) of the License Agreement shall be amended to eliminate any requirement for Farrar to make the Minimum Royalty Payment and to read in its entirety as set forth below:

      "(a) Royalty Amount. Licensee shall pay to MedStrong, on a monthly basis, royalties equal to Thirty-Five (35%) Percent of the Gross Net Margin of Licensed Products and Services for revenues from Road America/Warrantech and American Doctors Network, with no right of offset for any client cancellations, overpayments or other moneys due one party or the other.

                         MISCELLANEOUS PROVISIONS

2.1 Effect of Amendment. Except as amended and set forth above, the License Agreement shall continue in full force and effect.

2.2 Governing Law. This Amendment shall be governed, construed and interpreted in accordance with the laws of the State of Connecticut, without giving effect to principles of conflicts of law.

2.3 Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

2.4 Entire Agreement. This Amendment, together with the License Agreement, constitute the entire agreement among the parties hereto pertaining to the subject matter hereof or thereof, and any and all other written or oral agreements existing among the parties hereto are expressly canceled.

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         IN WITNESS WHEREOF, both MedStrong and Farrar/Cargril Acceptance
Corporation have executed this Amendment, in duplicate originals, by their respective and duly authorized officers on the day and year first written above.



         Jerry R. Farrar:                   MedStrong International Corporation

         Cargril Acceptance Corporation



By:  ----------------------------------      By: ------------------------------
       (Signature)                                 (Signature)

Name:  Jerry R. Farrar                              Name:  Joel San Antonio
Title: President                                    Title: Chairman of the Board